As Filed with the Securities and Exchange Commission on August 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUGHES COMMUNICATIONS, INC.

HUGHES NETWORK SYSTEMS, LLC

HNS FINANCE CORP.

Subsidiary Guarantors Listed On Schedule A Hereto

(Exact name of registrant as specified in its charter)

Hughes Communications, Inc. Delaware	Hughes Network Systems, LLC Delaware	HNS Finance Corp. Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
13-3871202	11-3735091	56-2571546
(I.R.S. Employee Identification No.)	(I.R.S. Employee Identification No.)	(I.R.S. Employee Identification No.)

11717 Exploration Lane, Germantown, Maryland 20876

(301) 428-5500

(Address, including zip code, and telephone number, including area code of registrants’ principal executive offices)

Dean A. Manson

Vice President, General Counsel and Secretary

Hughes Communications, Inc.

11717 Exploration Lane

Germantown, Maryland 20876

(301) 428-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, NY 10022

(212) 872-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1) (2)	Amount of registration fee(3)
Common Stock ($0.001 par value)(4) (5)
Preferred Stock ($0.001 par value)(5)
Debt Securities(5) (6)
Guarantees of Debt Securities(7)
Warrants(8)
Total	$300,000,000	$9,210

(1)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000. The proposed maximum offering price per share will be determined from time to time in connection with the issuance of the securities registered hereunder.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, or the Securities Act.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.
(4)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of shares of our common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)	There is also being registered such indeterminate amount of debt securities and number of preferred stock and common stock as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.
(6)	If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.
(7)	Debt securities co-issued by Hughes Network Systems, LLC and HNS Finance Corp. will be guaranteed pursuant to a guarantee issued by Hughes Communications, Inc. and may be guaranteed pursuant to guarantees issued by or one or more of its other subsidiaries. Debt securities issued by Hughes Communications, Inc. may be guaranteed pursuant to guarantees issued by one or more of its subsidiaries. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.
(8)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. employer identification No.	Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices

Hughes Network Systems International Service Company	Delaware	52-1691571	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS Real Estate, LLC	Delaware	20-2712714	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS-India VSAT, Inc.	Delaware	52-1755631	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

HNS-Shanghai, Inc.	Delaware	52-1720113	11717 Exploration Lane Germantown, MD 20876 (301) 428-5500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 8, 2007

HUGHES COMMUNICATIONS, INC.

Common Stock, Preferred Stock, Warrants and Debt Securities

HUGHES NETWORK SYSTEMS, LLC

HNS FINANCE CORP.

Non-Convertible Debt Securities Fully and Unconditionally Guaranteed by Hughes Communications, Inc. and by other Subsidiary Guarantors, if any

The following securities may be offered from time to time by Hughes Communications, Inc. and certain of its subsidiaries:

(1) Shares of Common Stock;

(2) Shares of Preferred Stock;

(3) Debt and Equity Warrants; and

(4) Debt Securities which may be guaranteed.

Hughes Communications, Inc., or HCI, may issue any of the securities listed above. Hughes Network Systems, LLC, or HNS, and HNS Finance Corp., or HNS Finance, as co-issuers, may only issue debt securities and guarantees and will not issue common stock, preferred stock or warrants. In connection with the debt securities of HNS and HNS Finance, HCI will, and one or more of its other subsidiaries may, on a joint and several basis, offer full and unconditional guarantees of the obligations of HNS and HNS Finance under the debt securities.

This prospectus describes the general terms of the securities offered. When there is an offer to sell securities, we will provide the specific terms of such securities where required in supplements to this prospectus. The securities offered by this prospectus may be offered directly to investors or to or through underwriters, dealers or agents. If any underwriters are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our principal executive offices are located at 11717 Exploration Lane, Germantown, Maryland 20876, and our telephone number is (301) 428-5500.

Our common stock is listed on the NASDAQ Global Market under the symbol “HUGH.” This prospectus may not be used to offer or sell our common stock unless accompanied by a prospectus supplement.

Investing in our securities involves various risks. Before you invest, you should read carefully this prospectus and any prospectus supplement, including the section entitled “ Risk Factors” which begins on page 5 of this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This date of this prospectus is                    , 2007.

ABOUT THIS PROSPECTUS

Unless otherwise indicated in this prospectus, the terms the “Company,” “we,” “us,” and “our” refer to Hughes Communications, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer the securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we may offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, including the Risk Factors which begin on page 5 of this prospectus, together with the additional information described below under the section “Incorporation by Reference.”

This prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about the Company or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the section “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell the securities directly to purchasers, to or through underwriters, dealers or agents. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. The prospectus supplement, which we will provide to you each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fees, commissions or discount arrangements with them. See “Plan of Distribution.”

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.

You should not place undue reliance on forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based upon our current expectations and various assumptions as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we can give no assurance that management’s expectations, beliefs and projections will be achieved. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and any supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

ABOUT HUGHES COMMUNICATIONS, INC.

We were incorporated in Delaware on June 23, 2005. We operate our business primarily through our wholly-owned subsidiary, Hughes Network Systems, LLC, or HNS, a telecommunications company. According to the VSAT Report 2005 by Communications System Limited, we are the world’s leading provider of satellite based communications services and equipment based on the total number of terminals shipped. We also provide managed services to large enterprises that combine the use of satellite and terrestrial alternatives, thus offering solutions that are tailored and cost optimized to specific customer requirements. We currently operate in three business segments–the very small aperture terminal, or VSAT, segment (including SPACEWAY); the Telecom Systems segment; and the Parent and Other segment. Due to the complementary nature and common architecture of our services and products across our business lines, we are able to leverage our expertise and resources within our various operating units to yield significant cost efficiencies.

VSAT Segment

A VSAT system uses satellite data communication technology to provide broadband connectivity to one or more fixed locations on the ground. Through our VSAT segment, we provide or enable a variety of network equipment and services for uses such as private networking, intranet and internet access, voice services, connectivity to suppliers, franchisees and customers, credit authorization, inventory management, content delivery and video distribution to large enterprise customers worldwide and North American consumers. Our VSAT segment consists of the North American Network Equipment and Services business, the International Network Equipment and Services business and the consumers and small and medium sized businesses, or Consumer/SMB business.

North American Network Equipment and Services Business. Our North American Network Equipment and Services business offers complete turnkey solutions to large enterprises, including program management, installation, training and support services. We currently serve more than 200 large companies, including Fortune 1000 companies, which have numerous widely dispersed operating units. Our enterprise customer base includes industry leaders in the automotive, energy, hospitality, retail and services industries. Over the past 20 years, we have shipped more than 1.2 million satellite terminals to customers in over 100 countries, either directly or through our subsidiaries and international joint ventures.

International Network Equipment and Services Business. We provide satellite communication networks and services to customers worldwide. We divide our international operations into three separate regions – Europe; South America and the Caribbean; and Africa, Asia and the Middle East. Our products and services are particularly well-suited to many of our international markets because of the geographic dispersion of our customers as well as the lack of local infrastructure. We have also shifted our international focus from providing only hardware to also providing shared-hub services as well, modeled in part on our North American enterprise business. Shared-hub services are now available both via our own hubs covering Europe, Brazil, Northern Africa, India and the Middle East and through third-party and joint venture operations. Our international customers span a wide variety of industries and include state-owned operators as well as private businesses. Our service and product offerings in the international network equipment and services markets are substantially similar to those in the North American network equipment and services market.

Consumer/SMB Business. Our North American Consumer/SMB business was launched in 2001. Utilizing our VSAT data networking capabilities, we have developed a consumer service that reaches all 50 states, Puerto Rico and parts of Canada. With the advent of competing low-cost cable modem and DSL services, we have focused our marketing and sales efforts on the underserved markets that would be less likely to receive terrestrial broadband service. These markets include rural and suburban areas. We deliver broadband internet service with an accompanying set of internet service provider services such as e-mail and web hosting and offer various service plans to appeal to particular market segments. We leverage our experience with enterprise customers and adapt our technologies to expand our presence in the Consumer/SMB market. We are the largest satellite broadband internet access provider to the Consumer/SMB market in North America. Our focus is on expanding our Consumer/SMB market, by packaging access, network and hosted services, normally reserved for large enterprises, into a comprehensive solution suited for the Consumer/SMB market.

SPACEWAY. SPACEWAY represents the next generation broadband satellite system, with a unique architecture for broadband data communications. Designed for maximum operational flexibility, the system will use advanced architecture and technologies to achieve enhanced data communication capabilities and efficiencies. We believe the launch of the SPACEWAY 3 satellite, planned for August 2007, and the rollout of the SPACEWAY system approximately six months following the launch, will allow us to offer our customers faster communication rates, reduce our operating costs substantially through the reduction of third-party transponder capacity expenses and thus significantly improve margins in our North American Network Equipment and Services and our Consumer/SMB businesses. We anticipate that SPACEWAY 3 will enable us to expand our business significantly by increasing our addressable market in the enterprise and Consumer/SMB markets. In addition to the SPACEWAY 3 satellite, the SPACEWAY system consists of a Network Operation and Control Center, Satellite Control Facilities and multiple end-user terminals.

Telecom Systems Segment

Our Telecom Systems segment consists of the Mobile Satellite Systems business and the Terrestrial Microwave business. We consider both of our Mobile Satellite Systems and Terrestrial Microwave businesses to be strategic markets that have significant advantages. Neither business requires substantial operating cash or further investments and both are low fixed-cost operations.

Mobile Satellite Systems Business. The Mobile Satellite Systems business provides turnkey satellite ground segment systems to mobile system operators that include Thuraya, Mobile Satellite Ventures, Inmarsat, ICO and TerreStar. As a part of these system solutions, we provide design and development engineering, user device equipment, RF terminals, Ground Based Beam Forming equipment, Base Station solutions and other subsystems as may be required. These systems provide voice, data and fax services to handheld or transportable terminals. In addition, this business also includes development engineering services in connection with Hughes Telematics, Inc.

Terrestrial Microwave Business. We have developed a family of broadband products for point-to-multipoint microwave radio network systems, or PMP, that enable operators to enter the local telecommunications exchange business market quickly, cost-effectively and competitively. Operators employing our system can offer bundled multimedia services that include voice and high-speed data for both local access and/or cellular cell site backhaul links to the mobile switching centers. Our broadband PMP microwave systems have been deployed in North America, Latin America, Europe and Asia.

Parent and Other Segment

The Parent and Other segment consists of Electronic System Products, Inc. and other miscellaneous investments held by the Company. Other miscellaneous investments include portfolio investments in Hughes Systique Corporation, Mainstream Data, Inc. and Edmunds Holdings, Inc.

RISK FACTORS

Investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus (as updated by our subsequent filings under the Exchange Act), or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Our ability to service our indebtedness and the trading price of our common stock and any other listed securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement will be used for working capital, acquisitions, capital expenditures and other general corporate purposes. Pending expenditure of the net proceeds, we intend to invest the net proceeds of the offering of the securities received by us in investment-grade and interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we currently do not have any preferred stock outstanding.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2002	2003	2004	2005	2006	2006	2007
Ratio of earnings to fixed charges	—	—	507.6	—	1.3	—	1.1

For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, cumulative effect of accounting change, minority interests’ share of subsidiary earnings and equity in earnings/losses of affiliates plus fixed charges. Fixed charges include interest expense, before capitalization of interest and one-third of rent expense, which is deemed to be representative of interest. Earnings were insufficient to cover fixed charges by $15.6 million, $0.4 million and $7.0 million for the years ended December 31, 2002, 2003 and 2005, respectively, and by $3.9 million for the three months ended March 31, 2006.

DESCRIPTION OF COMMON STOCK

We have the authority under our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), as amended, to issue up to 64,000,000 shares of our common stock, par value $0.001 per share. As of August 6, 2007, there were 19,136,772 shares of our common stock issued and outstanding. The following summary of certain provisions of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation and by the provisions of applicable law. See “Where You Can Find Additional Information.”

General

Subject to the rights and preferences of the holders of any shares of our preferred stock, which may at the time be outstanding, holders of our common stock are entitled to such dividends as the board of directors may declare out of funds legally available. The holders of common stock possess exclusive voting rights in the Company, except to the extent the board of directors specifies voting power with respect to any preferred stock issued. Except as described below, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock. Any shares of common stock sold under this document will be fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Certain Provisions

Provisions of our certificate of incorporation, by-laws and Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Newly Created Directorship and Other Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present. Any other vacancy occurring on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill any vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor shall have become elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Special Meetings of Stockholders. A special meeting of stockholders may be called only by the chairman of the board of directors, the president, the board of directors pursuant to a resolution approved by a majority of the entire board of directors or by a holder of a majority of the outstanding voting stock entitled to vote on the matters for which such meeting is intended.

Advance Notice of Stockholder-Proposed Business at Annual Meetings. Our by-laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after the anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was first given to stockholders. A stockholder’s notice to the secretary must set forth certain information, as detailed in our by-laws, as to each matter the stockholder proposes to bring before the annual meeting.

In addition, our by-laws provide that for a stockholder entitled to vote in the election of directors generally to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our secretary as provided in our by-laws. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than:

•

in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of our stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was first given to stockholders; and

•

in the case of a special meeting of stockholders called for the purpose of electing directors, no later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

Amendments to By-laws. Our certificate of incorporation provides that the majority of our board of directors or a majority vote of the voting power of all of the shares of our capital stock entitled to vote at an election of directors, have the power to alter, amend or repeal our by-laws.

Amendments to Certificate of Incorporation. Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as may be provided in the terms of any preferred stock created by resolution of our board of directors and which relate to such series of preferred stock, requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (referred to as an “Interested Stockholder”) but less than 85% of such stock may not engage in certain business combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (a) prior to such time the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder; or (b) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the Interested Stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) the business combination is approved by the corporation’s board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. Our certificate of incorporation contains a provision in which the Company elects not to be governed by Section 203.

Dividends

Subject to the preferences, if any, of any series of preferred stock, holders of record of shares of common stock are entitled to receive dividends when, if and as may be declared by the board of directors out of funds legally available for such purposes. In the case of a stock dividend or distribution, holders of common stock are entitled to receive the same percentage dividend or distribution as holders of each other classes of stock, except that stock dividends and distributions shall be made only in shares of common stock to the holders of common stock.

DESCRIPTION OF PREFERRED STOCK

The material terms of any series of preferred stock that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.

The board of directors, without further action by the holders of common stock, may issue up to 1,000,000 shares of preferred stock. The board of directors is vested with authority to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of any series of shares of preferred stock, and to fix the number of shares constituting any such series.

The authority possessed by the board of directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of the corporation through a merger, tender offer, proxy contest, or otherwise by making such attempts more difficult to achieve or more costly. The board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings for the issuance of preferred stock and the board of directors has no present intention to issue any shares of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities, securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement for any offering of warrants will describe the following terms of the warrants:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, in which the price of the warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	anti-dilution provisions of the warrants, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may use this prospectus of offer debt securities. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. Any debt securities of HCI offered under a prospectus supplement will be direct, unsecured general obligations of HCI. The debt securities will be either senior debt securities or subordinated debt securities of HCI. Debt securities issued by HCI may be guaranteed pursuant to guarantees issued by one or more of its subsidiaries, and will be issued under one or more separate indentures between HCI and a banking or financial institution, as trustee. Senior debt securities of HCI will be issued under a senior indenture, and subordinated debt securities of HCI will be issued under a subordinated indenture. Together, the HCI senior indenture and the HCI subordinated indenture are called the “HCI indentures.”

HNS and HNS Finance, as co-issuers, will only issue debt securities and will not issue common stock, preferred stock or warrants. Any debt securities of HNS and HNS Finance offered under a prospectus supplement will be direct, unsecured general obligations of HNS and HNS Finance, as co-issuers. Debt securities issued by HNS and HNS Finance will be guaranteed pursuant to a guarantee issued by HCI and may be guaranteed pursuant to guarantees issued by one or more of HCI’s other subsidiaries. The debt securities of HNS and HNS Finance will be issued under one or more separate indentures among HNS and HNS Finance, as co-issuers, HCI, as a guarantor, any additional guarantors named therein and a banking or financial institution, as trustee. Senior debt securities of HNS and HNS Finance, as co-issuers, will be issued under a senior indenture, and subordinated debt securities of HNS and HNS Finance, as co-issuers, will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture of HNS and HNS Finance, as co-issuers, are called the “HNS indentures.” The HCI indentures and the HNS indentures are collectively called “the indentures.”

The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the word “issuer” refers to the issuer or co-issuer of the debt securities issued under the applicable indenture.

We have summarized some of the material provisions of the indentures below. This summary does not restate the indentures in their entirety. Forms of each of the HCI senior indenture and HCI senior subordinated indenture, and each of the senior indenture and senior subordinated indenture of HNS and HNS Finance, as co-issuers, have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the form indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under each of the indentures will be the issuer’s direct, unsecured general obligations. The senior debt securities will rank equally with all of the issuer’s other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of the issuer’s senior debt.

A substantial portion of HCI’s assets are held by its operating subsidiaries. With respect to these assets, holders of HCI’s senior debt securities that are not guaranteed by HCI’s operating subsidiaries and holders of HCI’s subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that HCI may itself be a creditor with recognized claims against any subsidiary. HCI’s ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to HCI by its subsidiaries of dividends, debt principal and interest or other charges.

The following description sets forth the general terms and provisions that could apply to debt securities that HCI or HNS and HNS Finance, as co-issuers, may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities; any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate the issuer to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by the issuer and may be in any currency or currency unit designated by the issuer.

Debt securities of a series may be issued in registered, coupon or global form.

HCI Guarantee

If the applicable prospectus supplement relating to a series of senior debt securities issued provides that those senior debt securities will have the benefit of a guarantee by HCI, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by HCI. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of HCI.

If the applicable prospectus supplement relating to a series of subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by HCI, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on a unsecured, subordinated basis by HCI. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of HCI’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to the senior indebtedness of the issuer (as defined in the related prospectus supplement). See“— Subordination” below.

The obligations of HCI under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of senior debt securities issued provides that those senior debt securities will have the benefit of a guarantee by any or all of the domestic operating subsidiaries of the issuer, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of the domestic operating subsidiaries of the issuer, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to the senior indebtedness of the issuer (as defined in the related prospectus supplement). See “—Subordination” below.

The obligations of the operating subsidiaries of the issuer under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under each of the indentures, the issuer:

•	will pay the principal of, interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee at the end of each fiscal year reviewing the issuer’s obligations under each of the indentures;

•	will preserve the issuer’s corporate existence; and

•	will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Mergers and Sale of Assets

Each of the indentures will provide that the issuer may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of its properties and assets (on a consolidated basis) to another person, unless:

•

either: (a) the issuer is the surviving corporation; or (b) the person or entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the person or entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the issuer) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the issuer under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such person or entity is a corporation, a corporate co-issuer of such debt securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

•	the issuer or the successor will not immediately be in default under such indenture; and

•

the issuer delivers an officer’s certificate and opinion of counsel to the trustee stating that such consolidation or merger complies with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of the issuer’s obligations under each indenture by a successor, the issuer will be discharged from all obligations under such indenture.

Events of Default

“Event of default,” when used in the indentures, with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the issuer by the trustee or to the issuer and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to the issuer by the trustee or to the issuer and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) the issuer, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the issuer in an involuntary case, (ii) appoints a custodian of the issuer or for all or substantially all of its property, or (iii) orders the liquidation of the issuer; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If the holders provide reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the sections related to matters addressed in items (1) through (15) of this caption, “—Amendments and Waivers,” immediately below, (ii) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (iii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section of such indenture, or the deletion of this proviso in such indenture, in accordance with the requirements of such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or

(6) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of debt securities, the issuer, as applicable, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another person or entity to the issuer and the assumption by any such successor of the covenants of the issuer therein and, to the extent applicable, to the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any person or entity to become a guarantor, and/or to evidence the succession of another person or entity to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants of the issuer such further covenants, restrictions, conditions or provisions as the issuer shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon the issuer and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision was intended to be a verbatim recreation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, the issuer is required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that the issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

(2) the issuer’s obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the issuer’s and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, the issuer may, at its option and at any time, elect to have its obligations released with respect to certain provisions of each indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the applicable indenture, the events of default described under clauses (3) and (4) under the caption “—Events of Default”, in each case, will no longer constitute an event of default thereunder.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the issuer must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the issuer has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the issuer has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which the issuer or any of its subsidiaries is a party or by which the issuer or any of its subsidiaries is bound;

(7) the issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the issuer with the intent of preferring the holders of debt securities over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others;

(8) the issuer must deliver to the trustee an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this paragraph have been complied with; and

(9) the issuer must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by the issuer and thereafter repaid to the issuer or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer, and the issuer or the guarantors have irrevocably deposited or caused to be deposited with the trustee funds or U.S. government obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, on and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from the issuer irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the issuer or the guarantors have paid all other sums then due and payable under such indenture by the issuer; and

(3) the issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the issuer or any guarantor, as such, shall have any liability for any obligations of the issuer or the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon the issuer’s issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. The issuer may change the paying agent or registrar without prior notice to the holders of the debt securities, and the issuer may act as paying agent or registrar.

Payment, Transfer and Exchange

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by the issuer and specified in a prospectus supplement.

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the issuer may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. The issuer is not required to transfer or exchange any debt security selected for redemption. In addition, the issuer is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Fully registered debt securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by the issuer for such purposes, without the payment of any service charge except for any tax or governmental charge.

Subordination

The payment of principal of, premium, if any, and interest on, subordinated debt securities and any other payment obligations of the issuer in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

The issuer also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from the trust described under “—Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any senior debt (“payment default”) occurs, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “Payment Blockage Notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any designated senior debt has been accelerated or a bankruptcy event of default has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

The subordinated indenture also requires that the issuer promptly notify holders of senior debt if payment of subordinated debt securities is accelerated because of an event of default.

Upon any payment or distribution of assets or securities of the issuer, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by the issuer on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the issuer on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the issuer, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by the issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the issuer or a marshalling of assets or liabilities of the issuer, holders of subordinated debt securities may receive ratably less than other creditors.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When the issuer issues a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the issuer’s ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither the issuer, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

The issuer expects that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. The issuer also expects that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and the issuer does not appoint a successor depositary within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if the issuer specifies, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of the issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

HCI or its subsidiaries may issue guarantees of debt securities that are offered in any prospectus supplement. A copy of the guarantee will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, agents, or directly to one or more purchasers or through a combination of these methods.

The prospectus supplement relating to any offering of our securities will describe the terms of the offering, including:

•	the names of any underwriters, and if required, any dealers or agents;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements; and

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

We may distribute our securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Sales through Underwriters or Dealers

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of the securities. The underwriters may change from time to time and any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Derivative Transactions

We may enter into derivative transactions with third parties (including the writing of options) or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is met.

Any other person participating in a distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of shares by any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Hughes Communications, Inc. incorporated in this prospectus by reference from Hughes Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Hughes Network Systems, LLC and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2006 and for the period from April 23, 2005 to December 31, 2005, and the combined consolidated statements of operations, changes in equity, and cash flows of Hughes Network Systems for the period from January 1, 2005 to April 22, 2005, and the year ended December 31, 2004, and the related financial statement schedule incorporated in this prospectus by reference from Hughes Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report contains an explanatory paragraph relating to the allocation of certain income and expenses), which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Mobile Satellite Ventures LP incorporated by reference in Hughes Communications, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-part sources, including The VSAT Report 2005 by Communication System Limited nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-33040) are incorporated by reference in this prospectus (except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed with the SEC on March 26, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and filed with the SEC on May 10, 2007;

•	Current Report on Form 8-K dated February 7, 2007 and filed with the SEC February 8, 2007;

•	Current Report on Form 8-K dated February 23, 2007 and filed with the SEC February 27, 2007;

•	Current Report on Form 8-K dated February 28, 2007 and filed with the SEC March 1, 2007;

•	Current Report on Form 8-K dated March 26, 2007 and filed with the SEC March 27, 2007;

•	Current Report on Form 8-K dated April 6, 2007 and filed with the SEC April 12, 2007;

•	Current Report on Form 8-K dated May 10, 2007 and filed with the SEC May 10, 2007; and

•	Definitive Proxy Statement dated April 18, 2007, filed with the SEC on April 18, 2007 in connection with our 2007 Annual Meeting of Stockholders.

We also are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete, including those made between the date of the filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings at no cost, by writing or calling us at Hughes Communications, Inc., 11717 Exploration Lane, Germantown, Maryland 20876, telephone number (301) 428-7010, Attention: Investor Relations Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrants in connection with the offering of our securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC Registration fee		$9,210
NASDAQ filing fee and listing fee		*
Transfer agent’s fee		*
Trustee’s fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
National Association of Securities Dealers, Inc. filing fee		*
Miscellaneous		*

Total	$	*

*	To follow by amendment.

Item 15.	Indemnification of Directors and Officers.

In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, our Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our board of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL) or; (iv) any transaction from which the director obtained an improper personal benefit.

Under Section 145(a) of the DGCL, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the DGCL, in the case of an action by or in the right of the Company, no indemnification is permitted with respect to any claim, issue or matter if the person to be indemnified has been adjudged to be liable to the Company unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Our Amended and Restated Certificate of Incorporation, as amended, and by-laws contain provisions that (i) provide for indemnification of our officers and directors and their heirs and distributees to the full extent authorized or permitted by permitted by the DGCL; (ii) permit our board of directors to provide rights to indemnification to our employees and agents similar to those provided to directors and officers.

We also have the power to purchase and maintain insurance on behalf of any person covering any liability asserted against such person and incurred in that person’s capacity as a director, officer, employee or agent of the Company, or arising out of that person’s status as such, whether or not we would have the power to indemnify against the liability. We maintain, at our expense, a policy of insurance which insures our directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of our directors and executive officers against any and all expenses, judgments, fines, penalties and amounts incurred in connection with such person being a party or witness to or other participant in any proceeding related to the fact that such person was a director, officer, employee, agent or fiduciary of the Company.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any.

4.1	Form of Senior Indenture by and among Hughes Communications, Inc. and any guarantors signatory thereto and , as Trustee.

4.2	Form of Senior Notes (included in Exhibit 4.1).

4.3	Form of Senior Subordinated Indenture by and among Hughes Communications, Inc. and any guarantors signatory thereto and , as Trustee.

4.4	Form of Senior Subordinated Notes (included in Exhibit 4.3).

4.5	Form of Senior Indenture by and among Hughes Network Systems, LLC and HNS Finance Corp., as co-issuers, Hughes Communications, Inc., as guarantor, and any other guarantors signatory thereto and , as Trustee.

4.6	Form of Senior Notes (included in Exhibit 4.5).

4.7	Form of Senior Subordinated Indenture by and among Hughes Network Systems, LLC and HNS Finance Corp., as co-issuers, Hughes Communications, Inc., as guarantor, and any other guarantors signatory thereto and , as Trustee.

4.8	Form of Senior Subordinated Notes (included in Exhibit 4.7).

4.9	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 of Hughes Communications, Inc. filed February 6, 2006).

4.10*	Form of Certificate of Designation for Preferred Stock.

4.11*	Form of Preferred Stock Certificate.

4.12*	Form of Equity Warrant Agreement.

4.13*	Form of Equity Warrant.

Exhibit No.	Description

4.14*	Form of Debt Warrant Agreement.

4.15*	Form of Debt Warrant.

5.1*	Opinion of Akin Gump Strauss & Feld LLP, New York, New York, as to validity of securities offered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Akin Gump Strauss & Feld LLP, New York, New York (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm, with respect to financial statements of Hughes Communications, Inc.

23.3	Consent of Deloitte & Touche, LLP, independent registered public accounting firm, with respect to financial statements of Hughes Network Systems, LLC.

23.4	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of Attorney (included on signature page).

25.1*	Form of T-1 Statement of Eligibility (Senior Indenture of Hughes Communications, Inc.).

25.2*	Form of T-1 Statement of Eligibility (Senior Subordinated Indenture of Hughes Communications, Inc.).

25.3*	Form of T-1 Statement of Eligibility (Senior Indenture of Hughes Network Systems, LLC and HNS Finance Corp.).

25.4*	Form of T-1 Statement of Eligibility (Senior Subordinated Indenture of Hughes Network Systems, LLC and HNS Finance Corp.).

*	To be filed by an amendment to the registration statement or as an exhibit to a Current Report on Form 8-K under the Exchange Act, subsequent to the effectiveness, if necessary.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this paragraph do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the commission by the registrants pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(c) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date filed prospectus was deemed part of an included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchasers.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was deemed effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HUGHES COMMUNICATIONS, INC.

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Hughes Communications, Inc. do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	President and Chief Executive Officer (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2007

/S/ THOMAS J. MCELROY Thomas J. McElroy	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2007

/S/ ANDREW D. AFRICK Andrew D. Africk	Director	August 8, 2007

/S/ STEPHEN H. CLARK Stephen H. Clark	Director	August 8, 2007

/S/ O. GENE GABBARD O. Gene Gabbard	Director	August 8, 2007

Signature	Title	Date

/S/ JEFFREY A. LEDDY Jeffrey A. Leddy	Director	August 8, 2007

/S/ LAWRENCE J. RUISI Lawrence J. Ruisi	Director	August 8, 2007

/S/ AARON J. STONE Aaron J. Stone	Director	August 8, 2007

/S/ MICHAEL D. WEINER Michael D. Weiner	Director	August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HUGHES NETWORK SYSTEM, LLC

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	Chief Executive Officer and
Chairman of the Board of Managers

POWER OF ATTORNEY

We, the undersigned directors and officers of Hughes Network Systems, LLC do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as members of the board of managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	Chief Executive Officer and Chairman of the Board of Managers (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8 2007

/S/ JEFFREY A. LEDDY Jeffrey A. Leddy	Member of the Board of Managers	August 8, 2007

/S/ ANDREW D. AFRICK Andrew D. Africk	Member of the Board of Managers	August 8, 2007

/S/ AARON J. STONE Aaron J. Stone	Member of the Board of Managers	August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HNS FINANCE CORP.

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of HNS Finance Corp. do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2007

/S/ THOMAS J. MCELROY Thomas J. McElroy	Vice President and Controller (Principal Accounting Officer)	August 8, 2007

/S/ DEAN A. MANSON Dean A. Manson	Director	August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HNS NETWORK SYSTEMS
INTERNATIONAL SERVICE COMPANY

By:	/S/ BAHRAM POURMAND
Name:	Bahram Pourmand
Title:	President

POWER OF ATTORNEY

We, the undersigned directors and officers of Hughes Network Systems International Service Company do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BAHRAM POURMAND Bahram Pourmand	President (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2007

/S/ PRADMAN P. KAUL Pradman P. Kaul	Director	August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007(1).

HNS REAL ESTATE, LLC

By:	HUGHES NETWORK SYSTEMS, LLC,
its sole member

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	President

POWER OF ATTORNEY

We, the undersigned directors and officers of HNS Network Systems, LLC, the sole member of HNS Real Estate, LLC, do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	President (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2007

(1)	HNS Real Estate, LLC (“HNSRE”) is a single member limited liability company managed by its sole member, Hughes Network Systems, LLC. HNSRE does not have a board of directors or similar body. A separate signature page of Hughes Network Systems, LLC is included elsewhere in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HNS-INDIA VSAT, INC.

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	President

POWER OF ATTORNEY

We, the undersigned directors and officers of HNS-India VSAT, Inc. do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	President and Director (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on August 8, 2007.

HNS-SHANGHAI, INC.

By:	/S/ PRADMAN P. KAUL
Name:	Pradman P. Kaul
Title:	President

POWER OF ATTORNEY

We, the undersigned directors and officers of HNS-Shanghai, Inc. do hereby constitute and appoint Grant A. Barber and Dean A. Manson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PRADMAN P. KAUL Pradman P. Kaul	President and Director (Principal Executive Officer)	August 8, 2007

/S/ GRANT A. BARBER Grant A. Barber	Chief Financial Officer (Principal Financial Officer)	August 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any.

4.1	Form of Senior Indenture by and among Hughes Communications, Inc. and any guarantors signatory thereto and , as Trustee.

4.2	Form of Senior Notes (included in Exhibit 4.1).

4.3	Form of Senior Subordinated Indenture by and among Hughes Communications, Inc. and any guarantors signatory thereto and , as Trustee.

4.4	Form of Senior Subordinated Notes (included in Exhibit 4.3).

4.5	Form of Senior Indenture by and among Hughes Network Systems, LLC and HNS Finance Corp., as co-issuers, Hughes Communications, Inc., as guarantor, and any other guarantors signatory thereto and , as Trustee.

4.6	Form of Senior Notes (included in Exhibit 4.5).

4.7	Form of Senior Subordinated Indenture by and among Hughes Network Systems, LLC and HNS Finance Corp., as co-issuers, Hughes Communications, Inc., as guarantor, and any other guarantors signatory thereto and , as Trustee.

4.8	Form of Senior Subordinated Notes (included in Exhibit 4.7).

4.9	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 of Hughes Communications, Inc. filed February 6, 2006).

4.10*	Form of Certificate of Designation for Preferred Stock.

4.11*	Form of Preferred Stock Certificate.

4.12*	Form of Equity Warrant Agreement.

4.13*	Form of Equity Warrant.

4.14*	Form of Debt Warrant Agreement.

4.15*	Form of Debt Warrant.

5.1*	Opinion of Akin Gump Strauss & Feld LLP, New York, New York, as to validity of securities offered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Akin Gump Strauss & Feld LLP, New York, New York (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm, with respect to financial statements of Hughes Communications, Inc.

23.3	Consent of Deloitte & Touche, LLP, independent registered public accounting firm, with respect to financial statements of Hughes Network Systems, LLC.

23.4	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of Attorney (included on signature page).

25.1*	Form of T-1 Statement of Eligibility (Senior Indenture of Hughes Communications, Inc.).

25.2*	Form of T-1 Statement of Eligibility (Senior Subordinated Indenture of Hughes Communications, Inc.).

25.3*	Form of T-1 Statement of Eligibility (Senior Indenture of Hughes Network Systems, LLC and HNS Finance Corp.).

25.4*	Form of T-1 Statement of Eligibility (Senior Subordinated Indenture of Hughes Network Systems, LLC and HNS Finance Corp.).

*	To be filed by an amendment to the registration statement or as an exhibit to a Current Report on Form 8-K under the Exchange Act, subsequent to the effectiveness, if necessary.